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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Amkor Technology, Inc. of our report dated January 15, 2003 relating to the financial statements of Amkor Technology Philippines, Inc. (formerly Amkor Technology Philippines (P1/P2), Inc.) which appears in the Amkor Technology Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.



                                             /s/  SyCip Gorres Velayo & Co.
                                             SyCip Gorres Velayo & Co.

                                             Makati City, Philippines
                                             March 11, 2004